Exhibit 99.1
Surface Oncology Reports Financial Results and Corporate Highlights for First Quarter 2023
Updated clinical data from Phase 2 studies evaluating SRF388 in both liver and lung cancer expected in the second quarter of 2023
Projected cash runway guidance remains unchanged with funding into the third quarter of 2024
CAMBRIDGE, Mass., May 4, 2023 (GLOBE NEWSWIRE) - Surface Oncology (Nasdaq: SURF), a clinical-stage immuno-oncology company developing next-generation immunotherapies that target the tumor microenvironment, today reported financial results and corporate highlights for the first quarter 2023, as well as anticipated near-term milestones.
“We remain highly encouraged by the progress of our two clinical programs, SRF388 a potential first-in-class IL-27 inhibitor, and SRF114, a potentially best-in-class anti-CCR8 antibody, both of which have been enrolling well,” said Rob Ross, M.D., chief executive officer of Surface. “At the recent AACR Annual Meeting, we presented compelling new SRF114 preclinical data which indicate that therapeutic depletion of CCR8 positive tumor infiltrating Tregs results in robust anti-tumorigenic activity across multiple tumor models. With respect to SRF388 and our ongoing Phase 2 trials in liver and lung cancer, we look forward to providing a clinical data update in both indications later in the second quarter.”
First Quarter and Subsequent Corporate Highlights
•In April 2023, Surface presented new preclinical data on SRF114, a fully human anti-CCR8 antibody, at the American Association for Cancer Research (AACR) Annual Meeting 2023 in Orlando. A poster presentation highlighted new in vivo data showing SRF114 promotes a pro-inflammatory tumor microenvironment resulting in robust antitumor activity in checkpoint inhibition-resistant and checkpoint inhibition-susceptible tumor models. The poster also demonstrated that anti-CCR8 therapy resulted in the depletion of Treg cells selectively in tumor tissue and anti-CCR8 and anti-PD-1 combination therapy increased tumor immune cell infiltration, cytokine production and improved overall survival in a checkpoint inhibitor-resistant melanoma model.
•In January 2023, Surface announced the first patient had been dosed in a Phase 1/2 study evaluating SRF114 as a monotherapy in patients with advanced solid tumors. The dose escalation portion of the study is ongoing and will enroll up to 30 patients evaluating the safety, tolerability, pharmacokinetics, pharmacodynamics, and preliminary efficacy of SRF114.
Selected Anticipated Near-term Corporate Milestones
•In the second quarter, Surface expects to share updated clinical data from the ongoing Phase 2 studies investigating SRF388 as a monotherapy in lung cancer and in combination therapy in liver cancer.
•Initial safety and efficacy data from the ongoing SRF114 Phase 1/2 clinical study are anticipated in 2024.

Financial Results
As of March 31, 2023, cash, cash equivalents and marketable securities were $102.1 million, compared to $124.8 million on December 31, 2022.
General and administrative (G&A) expenses were $5.9 million for the first quarter ended March 31, 2023 compared to $6.5 million for the same period in 2022. The decrease primarily relates to personnel related costs from reduced headcount and a reduction in professional fees. G&A expenses included $1.0 million in stock-based compensation expense for the first quarter ended March 31, 2023.
Research and development (R&D) expenses were $13.8 million for the first quarter ended March 31, 2023 compared to $16.6 million for the same period in 2022. This decrease was primarily driven by a reduction in manufacturing costs for our SRF388 program and the strategic decision to pause the SRF617 program as part of our corporate restructuring in November 2022. R&D expenses included $0.6 million in stock-based compensation expense for the first quarter ended March 31, 2023.
For the first quarter ended March 31, 2023, net loss was $19.7 million, or basic and diluted net loss per share of $0.33. Net income was $6.2 million for the same period in 2022, or basic net income per share of $0.13 and diluted net income per share of $0.13.
Surface Oncology continues to project that current cash and cash equivalents are sufficient to fund the company into the third quarter of 2024.
About SRF388
SRF388 is a fully human anti-IL-27 antibody designed to inhibit the activity of this immunosuppressive cytokine. Surface Oncology has identified particular tumor types, including liver and lung cancer, where IL-27 appears to play an important role in the immunosuppressive tumor microenvironment and may contribute to resistance to treatment with checkpoint inhibitors. SRF388 targets the rate-limiting p28 subunit of IL-27, and preclinical studies have shown that treatment with SRF388 blocks the immunosuppressive biologic effects of IL-27, resulting in immune cell activation in combination with other cancer therapies including anti-PD-1 therapy, as well as potent anti-tumor effects as a monotherapy. Furthermore, Surface Oncology has identified a potential biomarker associated with IL-27 that may be useful in helping to identify patients most likely to respond to SRF388. In November 2020, Surface announced that SRF388 was granted Orphan Drug designation and Fast Track designation for the treatment of refractory hepatocellular carcinoma from the FDA.
About SRF114
SRF114 is a fully human, afucosylated anti-CCR8 antibody designed to preferentially deplete CCR8+ Treg cells within the tumor microenvironment. In preclinical studies, Surface Oncology has shown that SRF114 induces antibody-dependent cellular cytotoxicity (ADCC) and/or antibody-dependent cellular phagocytosis (ADCP) pathways to deplete intratumoral Treg cells. In addition, SRF114 reduced tumor growth in murine models. These findings support the advancement of SRF114 as a therapeutic candidate that holds the potential to drive anti-tumor immunity in patients.

About Surface Oncology
Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment. Its pipeline includes two wholly-owned programs; SRF388, a Phase 2 program which targets IL-27, and SRF114, a Phase 1 program, which selectively depletes regulatory T cells in the tumor microenvironment via targeting CCR8. In addition, Surface has two partnerships with major pharmaceutical companies: a collaboration with Novartis targeting CD73 (NZV930; Phase 1) and a collaboration with GlaxoSmithKline targeting PVRIG (GSK4381562, formerly SRF813; Phase 1). Surface’s novel, investigational cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone or in combination with other therapies. For more information, please visit www.surfaceoncology.com.
Cautionary Note Regarding Forward-Looking Statements
Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would” or similar expressions, and the negative of those terms. These forward-looking statements are based on Surface Oncology’s management’s current beliefs and assumptions about future events and on information currently available to management.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Surface Oncology’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to Surface Oncology’s ability to successfully develop SRF388, SRF114 and its other product candidates through current and future milestones or regulatory filings on the anticipated timeline, if at all, the therapeutic potential of Surface Oncology’s product candidates, the risk that results from preclinical studies or early clinical trials may not be representative of larger clinical trials, the risk that Surface Oncology’s product candidates, including SRF388, SRF617 and SRF114, will not be successfully developed or commercialized either by Surface Oncology or in collaboration with third parties, and the risks related to Surface Oncology’s dependence on third parties in connection with its manufacturing, clinical trials and preclinical studies. Additional risks and uncertainties that could affect Surface Oncology’s future results are included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ending December 31, 2022, available on the Securities and Exchange Commission’s website at www.sec.gov and Surface Oncology’s website at www.surfaceoncology.com. Additional information on potential risks will be made available in other filings that Surface Oncology makes from time to time with the Securities and Exchange Commission. In addition, any forward-looking statements contained in this press release are based on assumptions that Surface Oncology believes to be reasonable as of this date. Except as required by law, Surface Oncology assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Contact
Scott Young
(617) 865-3250
syoung@surfaceoncology.com

Selected Financial Information

(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31,
Statement of Operations Items	2023	2022
License-related revenue	$—	$30,000
Operating expenses:
Research and development	13,777	16,624
General and administrative	5,886	6,540
Total operating expenses	19,663	23,164
Income (loss) from operations	(19,663)	6,836
Interest and other expense, net	(78)	(637)
Net income (loss)	(19,741)	6,199
Net income (loss) per share — basic	$(0.33)	$0.13
Weighted average common shares outstanding — basic	60,627,993	48,606,055
Net income (loss) per share — diluted	$(0.33)	$0.13
Weighted average common shares outstanding — diluted	60,627,993	49,816,784

Selected Balance Sheet Items:	March 31, 2023	December 31, 2022
Cash, cash equivalents and marketable securities	$102,055	$124,823
Total assets	137,008	159,910
Accounts payable and accrued expenses	5,720	10,470
Total stockholders’ equity	75,831	93,403